Proxy Statement Pursuant to Section 14(a)
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(Name of Registrant as Specified in its Charter)

Paracelsian, Inc.

__________________________________________________________________

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PARACELSIAN, INC

222 Langmuir Laboratories
Cornell Technology Park
Ithaca, NY 14850
Telephone: (607) 257-4224

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Thursday, July 26, 2001

To the Shareholders:

Notice is hereby given that the Annual Meeting of the Shareholders (the "Meeting") of Paracelsian, Inc. (the "Corporation") will be held at 10:00 a.m., local time, on Thursday, July 26, 2001 at the Ramada Inn, 2310 N. Triphammer Road, Ithaca, New York, or at any adjournment thereof, for the following purposes:

    To elect two directors to serve a three year term until the Annual Meeting of Shareholders in the year 2004, or until their successor have been elected and qualified.
    To transact such other business as may properly come before the meeting or any other adjournment or adjournments thereof.

Only shareholders of record of the common stock of the corporation at the close of business on June, 21, 2001 are entitled to notice of, and to vote, a the meeting and any adjournment or adjournments thereof. The Corporation’s stock transfer books will not be closed. At least ten days prior to the Meeting, a complete list of the shareholders entitled to vote will be available for inspection by any shareholder, for any purpose germane to the Meeting, during ordinary business hours, at the office of Corporation listed above. Please fill in, date and sign the enclosed Proxy, which is solicited by the Board of Directors of the Corporation, and mail it promptly in the enclosed envelope. In the event you decide to attend the Meeting in person, you may, if you desire, revoke the Proxy and vote your shares in person.

By order of the Board of Directors,

T. Colin Campbell
President and CEO

Dated: June 29, 2001

IMPORTANT

The return of your signed Proxy as promptly as possible will facilitate arrangement for the meeting. No postage is required if the Proxy is returned in the enclosed envelope and mailed in the United Stated

PARACELSIAN, INC

222 Langmuir Laboratories
Cornell Technology Park
Ithaca, NY 14850
Telephone: (607) 257-4224

PROXY STATEMENT

ANNUAL MEETING

The Board of Directors (the "Board") of Paracelsian, Inc. (the "Corporation"), the principal executive office of which are located at 222 Langmuir Laboratories, Cornell Technology Park, Ithaca, Tompkins County, New York 14850, hereby solicits your appointment of proxy, in the form enclosed with this statement, for use at the Annual Meeting of Shareholders to be held at 10:00 a.m., local time on Thursday, July 26, 2001 at the Ramada Inn, 2310 N. Triphammer Road, Ithaca, New York, or at any adjournment thereof, for the purposes stated in the accompanying Notice of Annual Meeting of Shareholders. The Board has fixed the close of business on June 21, 2001, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Included with these proxy materials is the Corporation’s 2000 Annual Report to the Shareholders.

VOTING APPOINTMENTS OF PROXY

Shares can be voted at the meeting only if the shareholder is represented by proxy or present in person. The persons named as proxies in the enclosed appointment of proxy, who are referred to herein as the Proxy Committee, are Gary Chabot and T. Colin Campbell (the "Proxies"), whom the Board has designated as management Proxies. When appointments of proxy in the enclosed form are returned, properly executed and in time for the meeting, the shares represented hereby will be voted at the meeting in accordance with the directions indicated thereon. If no directions are given, the appointment of proxy will be voted FOR the two nominees for the director in Proposal I described herein. If, at or before the time of the Annual Meeting, any nominee named in Proposal I has become unavailable for any reason, the Proxies will have the discretion to vote for a substitute nominee. On such other matters as may properly come before the meeting, the Proxies will be authorized to vote shares represented by appointments of proxy in accordance with their best judgment.

REVOCATION OF APPOINTMENT OF PROXY

A shareholder giving an appointment of proxy in the accompanying form may revoke the appointment at any time prior to the actual voting by notifying the Corporation’s Secretary in writing, or by executing another appointment of proxy bearing a later date and filing it with the Secretary (Gary Chabot, Secretary, 222 Langmuir Laboratories, Cornell Technology Park, Ithaca, NY 14850). In addition, if a shareholder attends the meeting in person, the shareholder may vote his or her shares without returning the enclosed appointment of proxy. Even if the shareholder has returned the appointment of proxy, the shareholder may still attend the meeting and, after notifying the Secretary of his or her preference, vote in person. If the shareholder votes in person, the returned appointment proxy will be disregarded.

EXPENSES OF SOLICITATION

In addition to solicitation by mail, the Corporation’s, directors, officers and regular employees may solicit appointments of proxy in person or by telephone. The Corporation will bear the cost of the solicitation. Brokerage houses, nominees, custodians, and fiduciaries are requested to forward these proxy soliciting materials to the beneficial owners of the Corporation’s stock held of record by such persons, and the Corporation will reimburse their reasonable expenses in this regard. The Corporation anticipates mailing this proxy statement on or about June 29, 2001.

VOTING SECURITIES

At the close of business on June 1, 2001 there were 23,526,849 shares of common stock, par value $0.01 per share (the "Shares"), issued and outstanding and entitled to vote at the Annual Meeting. The Corporation is authorized to issue 35,000,000 shares of common stock and 1,000,000 shares of preferred stock. The voting rights of the preferred stock are to be set by the Board at the time such stock is issued. The Board has authorized and issued three classes of preferred stock but did not authorize any voting rights for the issued preferred stock. As of the voting record date, there were approximately 2,500 shareholders of the Corporation’s common stock.

VOTING PROCEDURE

Each share is entitled to one vote for each matter submitted for a vote and, in the election of directors, for each director to be elected. Any shares not voted or proxies marked "Withhold Authority" will not be counted. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies (referred to as "broker nonvotes"). Those Shares will also not be included in vote totals and will have no effect on the vote under Proposal I.

QUORUM

The Corporation’s Bylaws provide that the presence, in person or by proxy, of the holders of a majority of the Corporation’s outstanding Shares, shall constitute a quorum at the Annual Meeting, and that if there is no quorum present at the opening of the Meeting, the Annual Meeting may be adjourned from time to time by the vote of a majority of the Shares voting on the motion to adjourn.

BENEFICIAL OWNERSHIP OF SECURITIES

To the Corporation's knowledge, as of June 1, 2001 listed below are the only shareholders of the Corporation that owned more than five percent of the Shares. The following table sets forth certain information as to these shareholders:

Name of Shareholder	Shares Currently Beneficially Owned	Percent of Shares Beneficially Owned(2)

BioSignia, Inc. 100 Europa Drive, Suite 599 Chapel Hill, NC 27514	6,913,565 (1)	29.39%

T. Colin Campbell 100 Europa Drive, Suite 599 Chapel Hill, NC 27514	6,965,999 (1)	29.61%

T. Nelson Campbell 100 Europa Drive, Suite 599 Chapel Hill, NC 27514	7,253,610 (1)	30.83%

The Travelers Insurance Company 205 Columbus Boulevard Hartford, CT 06183	1,350,000	5.74%

(1) Dr. Campbell and Mr. Campbell are the principal shareholders of BioSignia and their total shares beneficially owned include the Shares owned by BioSignia.

(2) The calculation of the percentage of class beneficially owned is based on the 23,526,849 Shares which were issued and outstanding at June 1, 2001.

The following table shows, as of November 14, 2000, the number of Shares owned by each director and by all directors and principal officers of the Corporation as a group. The address of each of the named individuals below is c/o Paracelsian, Inc., 222 Langmuir Laboratories, Cornell Technology Park, Ithaca, New York 14850.

Name of Beneficial Owner	Shares Currently Beneficially Owned(1)	Percent of Shares Beneficially Owned(2)

T. Colin Campbell	6,965,999	29.61%
T. Nelson Campbell	7,253,610	30.83%
Hira Gurtoo	49,463	*
Lianping He	18,759	*
NoriYoshi Inoue	7,999	*
Thomas D. Livingston	255,295	1.09%
Mac Shaibe	9,713	*

All Directors and Principal Officers as a group (7 persons)	7,647,273	32.50%

* Denotes beneficial ownership of less than one percent of the Shares.

(1) To the Corporation's knowledge, each person has sole voting and investment power over the Shares shown as beneficially owned by such person, except for the following shares which the individual indicates that they share voting and/or investment power: Dr. Colin Campbell — 6,965,999 Shares; Mr. Nelson Campbell — 7,253,610 Shares; and directors and principal officers as a group — 7,647,273 shares. Dr. Campbell and Mr. Campbell are the principal shareholders of BioSignia, Inc. and their total shares beneficially owned include the Shares owned by BioSignia, Inc.

(2) The calculation of the percentage of class beneficially owned is based on the 23,526,849 Shares which were issued and outstanding at June 1, 2001 plus the number of Shares capable of being issued to that individual (if any) and to directors and principal officers as a group within 60 days of the voting record date upon the exercise of stock options held by each of them (if any) and by the group, respectively.

PROPOSAL I: ELECTION OF DIRECTORS

The Corporation’s Bylaws provide that the Board shall be divided into three classes, each containing as nearly equal a number of directors as possible, each elected to staggered three-year terms of office and thereafter directors elected to succeed those directors in each class shall be elected for a term of office of three years. The Board has set the number of directors at seven.

The Board has nominated two individuals to be elected as directors at this Annual Meeting to serve a three year term until the Annual Meeting of Shareholders in 2004 ("Class III Directors") or until their successors are reelected and qualified. Nominee Campbell is a current Board member who was appointed to the Board following BioSignia’s investment in the Corporation on January 14, 1998. Nominee Inoue was appointed to the Board in April 2000. The two nominees receiving the highest number of votes will be elected.

In the absence of any contrary specification, the Proxy Committee will vote for the election of the two nominees listed below as Class III Directors by casting an equal number of votes for each nominee. If, at or before the meeting time, any of the nominees listed below has become unavailable for any reason, the Proxy Committee has the discretion to vote for a substitute nominee. Management currently has no reason to anticipate that any nominee listed below will become unavailable.

Name and Age		Principal Occupation Over Last Five Years

T. Colin Campbell	66

Jacob Gould Schurman Professor of Nutritional Sciences, Cornell University, Ithaca. NY; Founder and Director, Pacific Health Laboratories (Nasdaq Symbol PHLI) since 1995; Founder and Director, BioSignia, Inc., Chapel Hill, North Carolina.

NoriYoshi Inoue	53

Consultant; prior to that, Deputy General Manager and International Marketing Manager, Kubota Corporation, New York, NY since 1997; prior to that, International Business Manager and General Manager of Export Department, Tokyo, Japan.

The Board of Directors Recommends That The Shareholders Vote For The Election of Each of The Nominees For Director Listed Above. The Two Nominees Receiving The Highest Number of Votes Will Be Elected.

Management of the Corporation

Board of Directors

Listed below are the names of the Class I Directors who were elected at the 1999 Annual Meeting to serve until the Annual Meeting in 2002, together with their ages at December 31, 2000, and their principal occupations during the past five years.

Name and Age		Principal Occupation Over Last Five Years

T. Nelson Campbell	36

Chairman, BioSignia, Inc. Chapel Hill, North Carolina since 1996; prior to that, Vice President, Paracelsian, Inc. from 1995 to 1996; prior to that, President, Pacific Liaisons, Ithaca, NY (until its merger into Paracelsian in 1995).

Hira Gurtoo	62	President, Professional Financial Advisers, Inc., Amherst, New York since 1992; Cancer Research Scientist, Roswell Park Cancer Institute, Buffalo, New York until February 1998.

Listed below are the names of the Class II Directors, elected at the 2000 Annual Meeting to serve until the Annual Meeting in 2003 together with their ages at December 31, 2000, and their principal occupations during the past five years.

Name and Age		Principal Occupation Over Last Five Years

Lianping He	53

President, Chinese Service Center for Scholarly Exchange, Inc. and President, New York Service Center for Chinese Study Fellows, Inc. since 1995; prior to that, Director, Chinese Education Association for International Exchange, Inc. and Vice President, Chinese Service President, for Scholarly Exchange, both of Beijing, China since 1993; prior to that, Director, US-China Exchange and First Secretary, Chinese Embassy, Washington, D.C.

Thomas D. Livingston	48	President and Co-founder, TLC Management Corp. since 1992; Chief Financial Officer, BioSignia, Inc. Chapel Hill, North Carolina since 1997.

Dr. Mac Shaibe	67	Chairman of the ReGenesis Foundation and President and Chief Executive Officer of Technology Transfer International.

Other than Dr. Campbell and Mr. Campbell, who are father and son, no proposed director or principal officer is related to another director or officer. Other than Dr. Campbell, no proposed director is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Reports of Beneficial Ownership

Directors and principal officers of the Corporation are required by federal law to file reports with the Securities Exchange Commission regarding the amount of and changes in their beneficial ownership of the Shares. To the Corporation’s knowledge, all such required reports have been timely filed.

Board Attendance, Fees and Committees

During the fiscal year ended September 30, 2000 ("Fiscal Year 2000"), the Board had held ten meetings, two requiring personal attendance and eight telephone meetings. All the directors were present for at least seventy-five percent of these meetings except Director He, who attended two of the meetings. During Fiscal year 2000, the non-employee members of the Board of Directors received $3,000 per meeting requiring personal attendance and $750 per meeting by telephone. All fees were paid in Shares. For Fiscal Year 2000, the fees will remain the same. The Board has established an Executive Committee to date. The Executive Committee, between Board meetings and subject to such limitations as may be required by law or imposed by board resolution, may exercise all of the Board’s authority. The Executive Committee also performs the functions of a nominating committee. The Executive Committee’s nominating committee functions include, among other things, recommending annually to the Board the names of persons to be elected to the Board to fill vacancies as they occur between annual meetings. In identifying prospects for the Board, the Committee will consider individuals recommended by shareholders. Names and resumes of nominees should be forwarded to the Corporate Secretary who will submit them to the Executive Committee for consideration. The Executive Committee held no meetings during fiscal year 2000. The Executive Committee presently consists of directors Nelson Campbell, T. Colin Campbell, and Thomas D. Livingston.

Executive Compensation

The cash and cash equivalent compensation paid by the Corporation during the fiscal year ended September 30, 2000 to its chief executive officer is as follows:

	Annual Compensation				Long Term Compensation
					Awards		Payouts
				Other	Restricted
		Salary	Bonus	Annual Stock Compensation	Option/ Awards	LTIP/SARS	All Other Payouts	Compensation
Name and Position	Year	($)	($)	($)(1)	($)	(#)	(#)	($)

Dr. T. Colin Campbell President and CEO	2000	0	-0-	-0-	-0-	525,000	-173,149(2)-	-0-

  The value of non-cash compensation paid to the chief executive officer of the Corporation during the fiscal years disclosed did not exceed 10% of his cash compensation.
  This amount was accrued but not paid.

The following table contains information with respect to stock options to purchase shares of the Common Stock held by the chief executive office during 2000.

Aggregated Options Exercised in 2000 and September 30, 2000, Options Values

Shares Acquired on Exercise (#)		Value Realized ($)	Number of Unexercised Options at September 30, 2000 Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at September 30, 2000(1) Exercisable/Unexercisable

Dr. T. Colin Campbell	0	-0-	41,664 / 483,336	-0- / -0-

(1) Value represents the difference between the fair market value and the exercise price for the unexercised options at September 30, 2000.

Employment Agreement

The Corporation entered into an employment contract with T. Colin Campbell (the "Officer)" to be President and Chief Executive Officer of the Corporation as of January 24, 2000 (the "Agreement"). The initial employment term under the Agreement is for one year. On each anniversary of the effective date of the Agreement, the term of the Agreement shall automatically be extended for an additional one year period beyond the then effective expiration date unless written notice from the Corporation or the Officer is received 45 days prior to the anniversary date advising the other that the agreement shall not be further extended. In addition, the Officer has the option to terminate the Agreement upon sixty days’ written notice to the Corporation. Under the Agreement, the Officer receives an annual cash salary, with annual adjustments and discretionary bonuses as determined by the Board. The Officer’s yearly compensation pursuant to the Agreement for 2000 is $183,750 and he is eligible for a bonus of up to $50,000. On January 24, 2002, if the officer has been in continuous service with The Company as its Chief Executive Officer, then a total of 125,000 Option Shares of Common Stock shall vest. Also, under the agreement, further options were also granted to acquire an additional 400,000 shares provided certain performance criteria are satisfied. Under the Agreement, the Officer is entitled to all fringe benefits, which are generally provided by the Corporation for all its employees.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Corporation’s independent certified public accountant for the year ended September 30, 2000, was KPMG LLP ("KPMG"), which has also been retained as the Corporation’s independent certified public accountant for the year ending September 30, 2001. The Board selects the independent certified public accountant. Representatives of KPMG will be present at the Annual Meeting with the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

The Corporation will provide without a charge a copy of the Corporation’s securities registration report on FORM 10-KSB, including the financial statements and schedules, upon written request to T. Colin Campbell, President, 222 Langmuir Laboratories, Cornell Technology Park, Ithaca, NY 14850. The Corporation will furnish any exhibit to the Form 10-KSB upon payment of the cost of copying the exhibit.

DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

For shareholder proposals to be considered for inclusion in the proxy materials for the Corporation’s next Annual Meeting, any such proposals must be received at the Corporation’s principal office (currently 222 Langmuir Laboratories, Cornell Technology Park, Ithaca, NY 14850) not later than November 26, 2001. The Board will review any shareholder proposal received by this date and will determine whether any such proposal should be included in its proxy solicitation materials. Proposals so presented may be excluded from the proxy solicitation materials if they fail to meet certain criteria established under the Exchange Act or related regulations. Shareholders are urged to submit any proposal by certified mail, return receipt requested.

Proposals may be submitted after November 26, 2001 but they will not be considered for inclusion in the proxy materials for the annual meeting in 2001. If proposals are submitted by March 25, 2002, the management proxies could have discretionary authority to vote on those proposals at the 2002 annual meeting. If you plan to submit a proposal after November 26, 2001, please consult Securities Exchange Act rule 14a-4(c) for the requirements for such proposals and the procedures the Corporation will follow in handling them.

OTHER MATTERS

Management knows of no other matters which will be brought before this meeting, but if any such matter is properly presented at the meeting or any adjournment thereof, the persons named in the enclosed form of appointment of proxy will vote in accordance with their best judgment.

By order of the Board of Directors,

T. Colin Campbell
President and CEO